EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126482 on Form S-3 of our report dated March 27, 2006, relating to the balance sheet of Genesis Energy, Inc. at December 31, 2005, appearing in the Current Report on Form 8-K of Genesis Energy, L.P. filed on March 28, 2006.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 28, 2006